Exhibit 10.67
FIRST AMENDMENT TO AMENDED AND RESTATED
TERM LOAN AND SECURITY AGREEMENT
     This First Amendment to Amended and Restated Term Loan and Security Agreement (this “Amendment”), dated as of June 30, 2004, is made by and between Tandem Health Care of Florida, Inc., a Florida corporation (the “Borrower”), and LaSalle Bank National Association, a national banking association (together with its successors and assigns, the “Lender”).
RECITALS
     A. The Borrower and the Lender are parties to that certain Amended and Restated Term Loan and Security Agreement, dated as of April 1, 2003 (as the same may be further amended, modified or restated from time to time, the “Loan Agreement”).
     B. The parties hereto desire to amend certain of the terms and provisions of the Loan Agreement as hereinafter set forth.
     NOW, THEREFORE, in consideration of the premises herein contained, and for other good and valuable consideration (the receipt, sufficiency and adequacy of which are hereby acknowledged), the parties hereto (intending to be legally bound) hereby agree as follows:
     1. Definitions. Terms capitalized herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement, as amended hereby.
     2. Amendments to Loan Agreement. Subject to the terms and conditions contained herein, the Borrower and the Lender hereby amend the Loan Agreement as follows:
          (a) Section 1.1 of the Loan Agreement is hereby amended by deleting the definition of “Amended and Restated Term Loan Note” in its entirety.
          (b) Section 1.1 of the Loan Agreement is hereby amended by deleting the definition of “Applicable Base Rate Margin” in its entirety and replacing it with the following:
          “Applicable Base Rate Margin” means with respect to any part of the (i) Term Loan A that is a Base Rate Loan, an amount equal to fifty (50) basis points and (ii) Term Loan B that is a Base Rate Loan, an amount equal to one hundred (100) basis points.
          (c) Section 1.1 of the Loan Agreement is hereby amended by deleting the definition of “Applicable Libor Margin” in its entirety and replacing it with the following:
“Applicable Libor Margin” means with respect to any part of the (i) Term Loan A that is a Libor Loan, an amount equal to three hundred fifty (350) basis points and (ii) Term Loan B that is a Libor Loan, an amount equal to four hundred (400) basis points.
          (d) Section 1.1 of the Loan Agreement is hereby amended by deleting the definition of “Base Rate Loan” in its entirety and replacing it with the following:

          “Base Rate Loan” means a part of the Term Loan A or the Term Loan B, as the case may be, that bears interest at an interest rate based on the Base Rate.
          (e) Section 1.1 of the Loan Agreement is hereby amended by deleting the definition of “Borrowing Date” in its entirety and replacing it with the following:
          “Borrowing Date” means a date on which Borrower requests a Libor Rate on all or a portion of the Term A Loan or the Term Loan B, as applicable.
          (f) Section 1.1 of the Loan Agreement is hereby amended by deleting the term “Term Loan Commitment” and replacing such term with “Term Loan Commitments” contained in the definition of “Credit Termination Date.”
          (g) Section 1.1 of the Loan Agreement is hereby amended by (i) deleting the term “Amended and Restated Term Loan Note” and replacing such term with “Amended and Restated Term Loan A Note” and (ii) inserting the term “Term Loan B Note” immediately after the term “Mortgages” each contained in the definition of “Financing Agreements.”
          (h) Section 1.1 of the Loan Agreement is hereby amended by deleting the definition of “Junior Mortgages” in its entirety.
          (i) Section 1.1 of the Loan Agreement is hereby amended by deleting the definition of “Libor Loan” in its entirety and replacing it with the following:
          “Libor Loan” means all or part of the Term Loan A or the Term Loan B, as applicable, which bears interest at a Libor Rate.
          (j) Section 1.1 of the Loan Agreement is hereby amended by deleting the term “Term Loan” contained in the definition of “Prepayment Premium” and replacing such term with “Term Loan A”.
          (k) Section 1.1 of the Loan Agreement is hereby amended by deleting the definition of “Stated Maturity Date” in its entirety and replacing it with the following:
          “Stated Maturity Date” means November 30, 2009.
          (l) Section 1.1 of the Loan Agreement is hereby amended by deleting the definition of “Subordinated Debt” in its entirety and replacing it with the following:
          “Subordinated Debt” means any and all Indebtedness owing by the Borrower to a third party that has been subordinated to the Liabilities in writing on terms and conditions satisfactory to the Lender in its sole and absolute determination.
          (m) Section 1.1 of the Loan Agreement is hereby amended by deleting the definition of “Subordination Agreement” in its entirety.

          (n) Section 1.1 of the Loan Agreement is hereby amended by deleting the definition of “Term Loan” in its entirety.
          (o) Section 1.1 of the Loan Agreement is hereby amended by deleting the definition of “Term Loan Commitment” in its entirety.
          (p) Section 1.1 of the Loan Agreement is hereby amended by adding the following definitions to appear in correct alphabetical order therein to read as follows:
          “Amended and Restated Term Loan A Note” shall have the meaning ascribed to such term in Section 2.1 hereof.
          “Term Loan A” shall have the meaning ascribed to such term in Section 2.1.
          “Term Loan B” shall have the meaning ascribed to such term in Section 2.1A.
          “Term Loan B Note” shall have the meaning ascribed to such term in Section  2.1A.
          “Term Loans” shall mean collectively the Term Loan A and the Term Loan B.
          “Term Loan A Commitment” shall have the meaning ascribed to such term in Section 2.1.
          Term Loan B Commitment” shall have the meaning ascribed to such term in Section 2.1A.
          “Term Loan Commitments” shall mean collectively the Term Loan A Commitment and the Term Loan B Commitment.
          “Term Loan Notes” means collectively the Amended and Restated Term Loan A Note, the Future Advance Note and the Term Loan B Note.
          (q) The heading set forth in Section 2 of the Loan Agreement entitled “Term Loan Commitment; Interest; Fees” is hereby amended by deleting such title in its entirety and replacing it with “Term Loan Commitments; Interest, Fees”.
          (r) Section 2.1 of the Loan Agreement is hereby amended by deleting the term “Term Loan” used throughout such section and replacing such term with “Term Loan A.”
          (s) Section 2.1(a) of the Loan Agreement is hereby amended by adding the following annual principal payments and monthly principal payments for years 6 and 7, respectively:
          Year 6 (Principal Annual)- $650,000 (Principal Monthly) -$54,166.67
          Year 7 (Principal Annual)- $700,000 (Principal Monthly)-$58,333.33

          (t) The Loan Agreement is hereby amended by adding a new Section 2.1A to appear immediately after Section 2.1 to read as follows:
          2.1A Term Loan B. (i) On the terms and subject to the conditions set forth in this Agreement, and provided there does not then exist a Default or an Event of Default, the Lender shall, immediately following the execution of that certain First Amendment to Amended and Restated Term Loan and Security Agreement dated as of June 30, 2004, by and between the Borrower and the Lender, extend in one (1) advance a term loan (the “Term Loan B”) to the Borrower in an aggregate principal amount equal to Three Million Seven Hundred Thousand and No/100 Dollars ($3,700,000.00). The principal balance of the Term Loan B shall be amortized over a twenty (20) year period and shall be repaid in consecutive monthly installments as follows:

	Principal Annual	Principal Monthly
Year l	$84,000	$7,000.00
Year 2	$96,000	$8,000.00
Year 3	$108,000	$9,000.00
Year 4	$120,000	$10,000.00
Year 5	$132,000	$11,000.00
together with interest accrued thereon, each payable on the first day of each calendar month, commencing on the first day of the first month commencing with August 1, 2004, and otherwise in accordance with Section 2.4 hereof, with a final installment of the aggregate unpaid principal balance of the Term Loan B, together with interest accrued thereon, payable on the Credit Termination Date. Monthly interest payments on the Term Loan B shall be computed using the interest rate then in effect and based on the outstanding principal balance of the Term Loan B. Any amounts paid or applied to the principal balance of the Term Loan B (whether by mandatory prepayment or otherwise) may not be reborrowed hereunder. The Lender’s commitment hereunder to make the Term Loan B is hereinafter called the “Term Loan B Commitment”. Upon maturity, the outstanding principal balance of the Term Loan B shall be immediately due and payable, together with any remaining accrued interest thereon, to Lender by Borrower.
     The Term Loan B shall be evidenced by a promissory note (hereinafter, as the same may be amended, modified or supplemented from time to time, and together with any renewals or extensions thereof or exchanges or substitutions therefor, called the “Term Loan B Note”), duly executed and delivered by the Borrower, substantially in the form set forth in Exhibit A-3 attached hereto, with appropriate insertions, dated June 30, 2004, payable to the order of the Lender in the principal amount of Three Million Seven Hundred Thousand and No/100 Dollars ($3,700,000.00). THE PROVISIONS OF THE TERM LOAN B NOTE NOTWITHSTANDING, THE TERM LOAN B SHALL BECOME IMMEDIATELY DUE AND PAYABLE UPON THE EARLIEST TO OCCUR OF (X) THE STATED MATURITY DATE; (Y) THE ACCELERATION OF THE LIABILITIES PURSUANT TO SECTION 10.2 HEREOF; AND (Z) THE TERMINATION OF THIS AGREEMENT (WHETHER BY PREPAYMENT OR OTHERWISE) IN ACCORDANCE WITH ITS TERMS.

          (u) Section 2.2 of the Loan Agreement is hereby amended by (i) deleting the term “Term Loan” used throughout such section and replacing such term with “Term Loans” and (ii) deleting the term “Amended and Restated Term Loan Note” used throughout such section and replacing such term with “Term Loan Notes.”
          (v) Section 2.3 of the Loan Agreement is hereby amended by deleting the term “Term Loan” used throughout such section and replacing such term with “Term Loans.”
          (w) Section 2.4 of the Loan Agreement is hereby amended by (i) deleting the term “Term Loan” used throughout such section and replacing such term with “Term Loans” and (ii) deleting the term “Amended and Restated Term Loan Note” used throughout such section and replacing such term with “Term Loan Notes.”
          (x) Section 2.5 of the Loan Agreement is hereby amended by deleting the term “Term Loan” used throughout such section and replacing such term with “Term Loans.”
          (y) Section 2.7 of the Loan Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:
          2.7 Optional Prepayment; Prepayment Premium. The Borrower may, at its option, permanently prepay, at any time during the term of this Agreement all or any portion of the Term Loan A or the Term Loan B, subject to the following conditions: (a) not less than ten (10) days prior to the date upon which the Borrower desires to make such prepayment, Borrower shall deliver to the Lender a written notice of its intention to prepay all or such portion of the Term Loan A or the Term Loan B, which notice shall be irrevocable and state the amount of the prepayment and the prepayment date and (b) with respect solely to prepayment of the Term Loan A, the Borrower shall pay to the Lender, concurrently with such prepayment, the Prepayment Premium (in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender’s lost profits), as well as any amounts charged in accordance with Section 3.4 hereof. Prepayments of the Term Loan A and the Term Loan B shall be applied against installments payable under the Term Loan A Note and the Term Loan B Note, as applicable, in the inverse order of maturity. Amounts prepaid on account of the Term Loan A and the Term Loan B may not be reborrowed.
          (z) Section 2.9 of the Loan Agreement is hereby amended by deleting the term “Term Loan” used throughout such section and replacing such term with “Term Loan A or Term Loan B, as the case may be.”
          (aa) Section 2.11 of the Loan Agreement is hereby amended by (i) deleting the term “Term Loan” used throughout such section and replacing such term with “Term Loans” and (ii) deleting the term “Term Loan Commitment” used throughout such section and replacing such term with “Term Loan Commitments.”
          (bb) Article 3 of the Loan Agreement is hereby amended by deleting the term “Term Loan” used throughout such article and replacing such term with “Term Loans.”

          (cc) The Loan Agreement is hereby amended by adding a new Section 8.13 to read as follows:
          8.13 USA Patriot Act. Borrower warrants and represents to Lender that neither the Borrower nor any of its Affiliate is identified in any list of known or suspected terrorist published by any United States government agency (collectively, as such lists may be amended or supplemented from time to time, referred to as the “Blocked Persons Lists”) including, without limitation, (a) the annex to Executive Order 13224 issued on September 23, 2001, and (b) the Specially Designated Nationals List published by the Office of Foreign Assets Control. Borrower covenants to Lender that if Borrower becomes aware that it or any of its Affiliates is identified on any Blocked Persons List, Borrower shall immediately notify Lender in writing of such information. Borrower further agrees that in the event any of them or any Affiliate is at any time identified on any Blocked Persons List, such event shall be an Event of Default, and shall entitle Lender to exercise any and all remedies provided in any Financing Agreements or otherwise permitted by law. In addition, Lender may immediately contact the Office of Foreign Assets Control and any other government agency Lender deems appropriate in order to comply with its obligations under any law, regulation, order or decree regulating or relating to terrorism and international money laundering.
          (dd) Section 9.7 of the Loan Agreement is hereby amended by deleting such section in its entirety and replacing such section with the following:
          9.7 Use of Proceeds. The Borrower shall not use the proceeds of the (a) Term Loan A for any purpose other than to consummate the refinancing of its existing debt facility with the Existing Lender; provided, however, that the Borrower may apply any excess proceeds after giving effect to such refinancing towards capital expenditures or other corporate purposes so long as (i) no Default or Event of Default shall exist or be continuing and (ii) the Lender shall have given the Borrower the prior written consent to apply such excess proceeds, which consent shall be given by the Lender in its reasonable discretion and (b) Term Loan B for any purpose other than to consummate the repayment in full of its current Indebtedness owed to the Seller pursuant to the Seller Note.
          (ee) Section 9.10 of the Loan Agreement is hereby amended by deleting such section in its entirety and replacing such section with the following:
          9.10 Payments in Respect of Subordinated Debt. The Borrower shall not make any payment in respect of any Indebtedness for borrowed money that is subordinated to the Liabilities (including, without limitation, the Subordinated Debt); provided, however, the Borrower shall be permitted to make periodic payments of principal and interest to Tandem in repayment of unsecured intercompany loans made by Tandem to Borrower to be used solely by Borrower for ordinary working capital purposes, which intercompany loans in the aggregate for the Borrower and the Operating Companies shall not at any time exceed Three Million Dollars ($3,000,000) in any twelve (12) month period as long as the Operating Companies and the Borrower are in compliance with Section 9.12(i) of the Revolving Loan and Security Agreement both immediately before and after any such contemplated or actual payment, provided, further, that both immediately before any such contemplated payment or after giving effect to any such payments no Default or Event of Default shall exist or have occurred or result therefrom.
          (ff) Section 9.15 of the Loan Agreement is hereby amended by deleting such section in its entirety and replacing such section with “Intentionally Omitted.”
          (gg) Section 10.1 (a) of the Loan Agreement is hereby amended by deleting the term “Amended and Restated Term Loan Note” used throughout such section and replacing such term with “Term Loan Notes.”
          (hh) Sections 10.1(q) and (s) of the Loan Agreement are hereby amended by deleting such sections in their entirety and replacing such sections with “intentionally omitted.”
          (ii) Section 10.2 of the Loan Agreement is hereby amended by deleting the term “Term Loan Commitment” used throughout such section and replacing such term with “Term Loan Commitments.”
          (jj) Each of Sections 11.2, 11.5 and 11.16 of the Loan Agreement is hereby amended by deleting the term “Term Loan” used throughout each such section and replacing such term with “Term Loans.”
          (kk) The Loan Agreement is further amended by attaching a new Exhibit A-3 to the Loan Agreement, which shall be made a part thereof, and shall read as set forth on Exhibit A attached to this Amendment.
     3. Conditions Precedent. The amendments contained in Section 2 hereof are subject to, and contingent upon, the prior or contemporaneous satisfaction of the following conditions precedent:
          (a) The Borrower and the Lender shall have executed and delivered to each other this Amendment,
          (b) The Borrower shall have executed and delivered to Lender that certain Term Loan B Note, dated of even date herewith (the “Term Loan B Note”), made payable to the order of the Lender in the original principal amount of $3,700,000,
          (c) The Borrower and the Lender shall have executed and delivered to each other (i) that certain First Modification to Amended and Restated Term Loan A Note dated of even date herewith and (ii) that certain First Modification to Future Advance Note dated of even date herewith (collectively, the “Note Modifications”),
          (d) Tandem shall have executed and delivered to Lender that certain Reaffirmation of Limited Guaranty dated of even date herewith (the “Reaffirmation”),
          (e) The Borrower and the Lender shall have executed and delivered to each other that certain First Modification to Mortgages of even date herewith (the “Mortgage Modification”),

          (f) The Lender shall have received date down endorsements and increased title insurance coverage in the aggregate principal amount of the Term Loans on terms satisfactory to the Lender,
          (g) The Borrower shall have delivered to the Lender copies of the Borrower’s Articles of Incorporation certified by the Florida Secretary of State as of a recent date, together with an active status certificate from such Secretary of State and, if applicable, a good standing certificate from the Secretaries of State (or the equivalent thereof) of each other State in which the Borrower is required to be qualified to transact business, as well as a true, correct and complete copy of the Bylaws of the Borrower, certified by the Borrower’s Secretary,
          (h) The Borrower shall have delivered to the Lender a Secretary’s Certificate of the Borrower certifying as to the adoption of the resolutions of the Board of Directors of the Borrower authorizing this Amendment and the transactions contemplated hereby, as well as a copy of the Resolutions of the Board of Directors of the Borrower,
          (i) The Lender shall have received a legal opinion from Buchanan Ingersoll Professional Corporation, the legal counsel to Borrower, concerning the enforceability of this Amendment, in form and substance reasonably satisfactory to the Lender,
          (j) The Borrower shall have paid to the Lender (i) an extension fee in consideration of extending the Stated Maturity Date of the Term Loan A from November 30, 2007 to November 30, 2009 and (ii) a closing fee in consideration of the Lender making the Term Loan B to the Borrower, which fees shall be deemed fully-earned and non refundable on the date of payment,
          (k) The Lender shall have received from the Borrower UCC, tax lien, pending suit, bankruptcy and judgment searches for the Borrower dated a recent date in all jurisdictions deemed necessary by the Lender and its counsel, and
          (l) The Lender shall have received evidence of payoff of the Seller Note in full and the release of the Junior Mortgages and release of any and all Liens of the Seller against the Borrower and any and all other documentation evidencing the same as requested by the Lender.
     4. Reference to and Effect on the Loan Agreement.
          (a) Except as expressly provided herein, the Loan Agreement and all of the Financing Agreements shall remain unmodified and continue in full force and effect and are hereby ratified and confirmed.
          (b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of: (i) any right, power or remedy of the Lender under the Loan Agreement or any of the Financing Agreements, or (ii) any Default or Event of Default under the Loan Agreement.

     5. Costs, Expenses and Taxes. Without limiting the obligation of the Borrower to reimburse the Lender for costs, fees, disbursements and expenses incurred by the Lender as specified in the Loan Agreement, the Borrower agrees to pay on demand all reasonable costs, fees, disbursements and expenses of the Lender in connection with the preparation, execution and delivery of this Amendment and the other agreements, instruments and documents contemplated hereby, including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses.
     6. Representations and Warranties of the Borrower. The Borrower hereby represents and warrants to the Lender that on and as of the date hereof and after giving effect to this Amendment:
          (a) The Borrower has the requisite power and authority to execute, deliver and perform its obligations under this Amendment. This Amendment has been duly authorized by all necessary corporate action of the Borrower. This Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar law affecting creditors’ rights generally and general principles of equity;
          (b) The Borrower’s representations set forth in the Loan Agreement and in the Financing Agreements are true, correct and complete on and as of the date hereof; and
          (c) No Default or Event of Default has occurred and is continuing.
     7. Release by the Borrower. In further consideration of the Lender’s execution of this Amendment, the Borrower (on behalf of itself and its directors, officers, employees, successors and assigns) hereby forever remises, releases, acquits, satisfies and forever discharges the Lender and its successors, assigns, affiliates, officers, employees, directors, agents and attorneys (collectively, the “Releasees”) from any and all claims, demands, liabilities, disputes, damages, suits, controversies, penalties, fees, costs, expenses, actions and causes of action (whether at law or in equity) and obligations of every nature whatsoever, whether liquidated or unliquidated, known or unknown, matured or unmatured, fixed or contingent, that the Borrower (or any of its directors, officers, employees, successors and assigns) ever had, now has, or may have against or seek from any or all of the Releasees, that arise from or relate to any actions, omissions, conditions, events or circumstances prior to the date hereof, including, without limitation, with respect to the Liabilities, any Collateral, the Loan Agreement and any of the Financing Agreements, other than for the Lender’s gross negligence or willful misconduct. The Borrower acknowledges that the Lender is specifically relying upon the representations, warranties and agreements contained herein and that such representations, warranties and agreements constitute a material inducement to the Lender in entering into this Amendment.
     8. Reference to Loan Agreement; No Waiver.
          (a) Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Loan Agreement,” “this Agreement”, “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Loan Agreement as amended hereby. The term “Financing Agreements” as defined in Section 1.1 of the Loan Agreement shall include (in addition to the Financing Agreements described in the Loan Agreement) this Amendment, the Note Modifications, the Mortgage Modification, the Term Loan B Note, the Reaffirmations and any other agreements, instruments or other documents executed in connection herewith.
          (b) The Lender’s failure, at any time or times hereafter, to require strict performance by the Borrower of any provision or term of the Loan Agreement, this Amendment or the other Financing Agreements shall not waive, affect or diminish any right of the Lender hereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver by the Lender of a breach of this Amendment or any Event of Default under the Loan Agreement shall not, except as expressly set forth herein, suspend, waive or affect any other breach of this Amendment or any Event of Default under the Loan Agreement, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. None of the undertakings, agreements, warranties, covenants and representations of the Borrower contained in this Amendment, shall be deemed to have been suspended or waived by the Lender unless such suspension or waiver is: (i) in writing and signed by the Lender, and (ii) delivered to the Borrower. In no event shall the Lender’s execution and delivery of this Amendment establish a course of dealing among the Lender, the Borrower or any other obligor or in any other way obligate the Lender to hereafter provide any amendments or waivers with respect to the Loan Agreement. The terms and provisions of this Amendment shall be limited precisely as written and shall not be deemed: (A) to be a consent to a modification (except as expressly provided herein) or waiver of any other term or condition of the Loan Agreement or of any other Financing Agreement, or (B) to prejudice any right or remedy that the Lender may now have under or in connection with the Loan Agreement or any of the other Financing Agreements.
     9. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, the Borrower may not assign this Amendment or any of the Borrower’s rights hereunder without the Lender’s prior written consent. Any prohibited assignment of this Amendment shall be absolutely null and void. This Amendment may only be amended or modified by a writing signed by the Lender and the Borrower.
     10. Severability. Wherever possible, each provision of this Amendment shall be interpreted in such a manner so as to be effective and valid under applicable law, but if any provision of this Amendment is held to be prohibited by or invalid under applicable law, such provision or provisions shall be ineffective only to the extent of such provision and invalidity, without invalidating the remainder of this Amendment.
     11. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Illinois, and the rights and obligations of the parties hereunder shall be construed in accordance with and be enforced and governed by the internal laws of the State of Illinois, without regard to conflict of law or choice of law principles.
     12. Counterparts; Facsimile. This Amendment may be executed in one or more counterparts, each of which taken together shall constitute one and the same instrument.

Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile shall also deliver a manually executed counterpart of this Amendment, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability or binding effect of this Amendment.
     13. SUBMISSION TO JURISDICTION: WAIVER OF VENUE. THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY:
          (a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AMENDMENT AND THE OTHER FINANCING AGREEMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF ILLINOIS AND APPELLATE COURTS FROM ANY THEREOF;
          (b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING (i) ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME, (ii) THE RIGHT TO ASSERT OR IMPOSE ANY CLAIM, NONCOMPULSORY SET-OFF, COUNTERCLAIM OR CROSS-CLAIM IN RESPECT THEREOF IN SUCH PROCEEDING; PROVIDED, HOWEVER, THIS WAIVER DOES NOT PRECLUDE THE RIGHT TO ASSERT A DEFENSE IN SUCH ACTION OR PROCEEDING OR TO ASSERT OR IMPOSE ANY CLAIM, COUNTERCLAIM OR CROSS-CLAIM WHICH THE BORROWER WISHES TO PURSUE IN A SEPARATE PROCEEDING AT ITS SOLE COST AND EXPENSE, AND (iii) ALL STATUTES OF LIMITATIONS WHICH MAY BE RELEVANT THERETO; AND
          (c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO THE BORROWER AT ITS ADDRESS SET FORTH IN THE LOAN AGREEMENT OR AT SUCH OTHER ADDRESS OF WHICH THE LENDER SHALL HAVE BEEN NOTIFIED PURSUANT THERETO. THE BORROWER AGREES THAT SUCH SERVICE, TO THE FULLEST EXTENT PERMITTED BY LAW (i) SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE BORROWER IN ANY SUIT, ACTION OR PROCEEDING, AND (ii) SHALL BE TAKEN AND HELD TO BE VALID PERSONAL SERVICE UPON AND PERSONAL DELIVERY TO THE BORROWER. SOLELY TO THE EXTENT PROVIDED BY APPLICABLE LAW, SHOULD THE BORROWER, AFTER BEING SERVED, FAIL TO APPEAR OR ANSWER TO ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THE NUMBER OF DAYS PRESCRIBED BY LAW AFTER THE DELIVERY OR MAILING

THEREOF, THE BORROWER SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED BY THE COURT AGAINST THE BORROWER AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS. NOTHING HEREIN SHALL AFFECT THE LENDER’S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR LIMIT THE LENDER’S RIGHT TO BRING PROCEEDINGS AGAINST THE BORROWER OR ITS PROPERTY IN ANY COURT OR ANY OTHER JURISDICTION.
     14, JURY TRIAL. THE BORROWER AND THE LENDER HEREBY IRREVOCABLY AND KNOWINGLY WAIVE (TO THE FULLEST EXTENT PERMITTED BY LAW) ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING (INCLUDING, WITHOUT LIMITATION, ANY COUNTERCLAIM) ARISING OUT OF THIS AMENDMENT, THE FINANCING AGREEMENTS OR ANY OTHER AGREEMENTS OR TRANSACTIONS RELATED HERETO OR THERETO, INCLUDING, WITHOUT LIMITATION, ANY ACTION OR PROCEEDING (A) TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR IN CONNECTION WITH THIS AMENDMENT OR ANY INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH, OR (B) ARISING FROM ANY DISPUTE OR CONTROVERSY IN CONNECTION WITH OR RELATED TO THIS AMENDMENT AND THE OTHER FINANCING AGREEMENTS. THE LENDER AND THE BORROWER AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT A JURY.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the undersigned have caused this First Amendment to Amended and Restated Term Loan and Security Agreement to be duly executed and delivered as of the date first above written.

TANDEM HEALTH CARE OF FLORIDA,INC.
By:	/s/ Lawrence R. Deering
Lawrence R. Deering
Chairperson and CEO

LASALLE BANK NATIONAL ASSOCIATION
By:	/s/ Peter J. Kane
Peter J. Kane
First Vice President